UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2007

SKY PETROLEUM, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

Nevada (State or Other Jurisdiction of Incorporation)	333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

401 Congress Avenue, Suite 1540 Austin, Texas 78701 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (512) 687-3427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Officer; Appointment of Officer

On June 30, 2007, Brent D. Kinney tendered his resignation as the Company’s Chief Executive Officer to the Company’s Board of Directors. In a meeting duly called and held on July 14, 2007, the Company’s Board of Directors officially accepted Mr. Kinney’s resignation and appointed a Caretaker Chief Executive Officer to take his place. Mr. Kinney resigned from his office for personal reasons. Mr. Kinney remains a director and Chairman of the Board to the Company.

During the period from June 30, 2007 to July 14, 2007, Michael D. Noonan, Vice President, Corporate, Secretary and a director to the Company and Ian Baron, Vice President of Exploration and Production and a director to the Company acted as co-Chief Executive Officers for the Company on an emergency basis only until the Company’s Board of Directors could take official corporate action.

On July 14, 2007, the Company’s Board of Directors appointed Michael D. Noonan as the Company’s Caretaker Chief Executive Officer. Mr. Noonan will act as the Company’s Principal Executive Officer on an interim basis while the Company’s Board of Directors conducts a diligent search for a permanent replacement. The Company’s Board of Directors expects to complete its search in the fall of 2007.

In exchange for his services as Caretaker Chief Executive Officer, Mr. Noonan will receive $20,000 per month for the term of his services. The Company’s Board of Directors has set Mr. Noonan’s term as Caretaker Chief Executive Officer for an initial period of 90 days and then month to month thereafter, until a permanent replacement has been officially appointed by the Company’s Board of Directors.

Michael D. Noonan, age 48, has been the Company’s Vice President, Corporate since August 25, 2005. Mr. Noonan has more than 15 years of investor relations, corporate finance and corporate governance experience. Prior to joining the Company, Mr. Noonan worked for Forgent Networks from May, 2002 to February, 2006, where he most recently served as the Senior Director of Investor Relations. Prior to working at Forgent, Mr. Noonan was employed for two years from March 2000 to March 2002, by Pierpont Communications, an investor and public relations firm, where he was a Senior Vice President. Mr. Noonan has also served as director of investor relations and corporate communications at Integrated Electrical Services, an electrical services company, and manager of investor relations and public affairs for Sterling Chemicals, a manufacturer of commodity chemicals. He received a Master of Business Administration degree from Athabasca University in Alberta, Canada; a Bachelor of Business Administration degree in Business Administration and Economics from Simon Fraser University in British Columbia, Canada; and an Executive Juris Doctorate from Concord School of Law in Los Angeles, California.

Mr. Noonan is not related by blood, marriage or adoption to any other director or executive officer of the Company. To the Company’s knowledge, there is no arrangement or understanding between any of its officers and any other person pursuant to which the officer was selected to serve as an officer.

Item 7.01 Regulation FD Disclosure

The Company announces new Caretaker Chief Executive Officer. On July 18, 2007, the Company released the press release field herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

99.1	Press Release dated July 18, 2007

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC. (Registrant)

Dated: July 18, 2007	By: /s/ Michael D. Noonan Michael D. Noonan Principal Executive Officer